EXHIBIT 23.1

We consent to the use, in the registration statement on Form S-1 of Wytec International, Inc., a Nevada corporation, and in all subsequent amendments, including post effective amendments, and supplements to the Registration Statement (including the prospectus contained therein) of our report dated July 28, 2016 on our audit of the financial statements of Wytec International, Inc., a Nevada corporation, as of December 31, 2015 and the related statements of operations, stockholders' equity and cash flows for the period ended December 31, 2015 and our report dated July 28, 2016 on our audit of the financial statements of Wytec International, Inc., a Nevada corporation, as of December 31, 2014 and the related statements of operations, stockholders' equity and cash flows for the period ended December 31, 2014, and the reference to us under the caption "Experts."

Very truly yours,

/s/ Akin, Dohert, Klein & Feuge, P.C.

Akin, Doherty, Klein & Feuge, P.C.

Certified Public Accountants

January 10, 2017

San Antonio, Texas